Exhibit (d)

Citibank, N.A. -- ADR Department 388 Greenwich Street New York, New York 10013	August 3, 2021

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by Citibank, N.A., as Depositary (the “Depositary”), for the purpose of registering under the U.S. Securities Act of 1933, as amended, 50,000,000 American Depositary Shares (the “ADSs”) to be evidenced by American Depositary Receipt(s) (the “ADR(s)”) to be issued in the form of the ADR attached as Exhibit (a) to the Registration Statement. The ADR(s) issued by the Depositary to evidence the ADSs issued pursuant to the Registration Statement will constitute the agreement between the Depositary and the Holder(s) and Beneficial Owner(s) (each as defined in the form of ADR attached as Exhibit (a) to the Registration Statement) of the ADR(s) evidencing such ADSs. Each ADS will represent the right to receive, subject to the terms and conditions of the ADR representing such ADS and the laws of the Kingdom of Belgium, one-tenth (1/10th) of one ordinary share (the “Shares”) of Solvay SA, a company incorporated under the laws of the Kingdom of Belgium.

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will be effective and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the ADR(s) and the Registration Statement, will be legally issued and will entitle the Holders of such ADSs to the rights specified in the ADR(s) representing the ADSs.

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement filed with the SEC.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman Raspe
A Member of the Firm

Ex (d)-1